Exhibit 2.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (hereinafter called the “Agreement”), dated as of July 26, 2004, is executed by and between Texas Regional Bancshares, Inc., a Texas corporation (“Texas Regional”) and Valley Mortgage Company, Inc., a Texas corporation (“Valley Mortgage”).

Texas Regional operates a commercial banking business in Texas through its wholly owned subsidiary, Texas Regional Delaware, Inc., which owns all of the capital stock of Texas State Bank, a Texas state banking association (“Texas State Bank”).

Valley Mortgage operates a mortgage banking business in Texas based in McAllen, Texas, with additional locations in Brownsville, Corpus Christi, Del Rio, Harlingen, Laredo, San Antonio and Sugar Land.

The affiliate shareholders of Valley Mortgage listed on Annex A (the “Principal Shareholders”), each of whom is a director, executive officer or affiliate of a director or executive officer of Valley Mortgage, has executed a Shareholders’ Agreement and Irrevocable Proxy, in the form attached hereto as Annex B, for the purpose of evidencing such shareholder’s consent to and approval of the transaction herein described and pursuant to which each has agreed to vote for the transaction at the Valley Mortgage shareholders meeting and to support and recommend the transaction to the other shareholders of Valley Mortgage.  Each person listed on Annex A has also signed an election form in the form of Annex C electing to receive either shares of Texas Regional stock or cash or a combination of Texas Regional stock and cash in the transaction, with the result that all such persons have in the aggregate elected to receive $4,384,310.30 in cash and 152,649 shares of Texas Regional stock in exchange for their Valley Mortgage shares.

W I T N E S S E T H:

This Agreement provides for the merger of Valley Mortgage with and into New Valley Mortgage Company, Inc. (“New Valley Mortgage”), an indirect wholly-owned subsidiary of Texas Regional, pursuant to the terms of this Agreement and Plan of Reorganization.  Both as of the date hereof and as of the date of Closing, the aggregate outstanding number of Valley Mortgage shares is and shall be 411,960 shares of common stock.

As a result of the merger, the shareholders of Valley Mortgage (other than any shareholder exercising dissenters’ rights of appraisal) will receive either cash, or shares of Texas Regional Common Stock (hereafter defined), or a combination of cash and shares of Texas Regional Common Stock, in exchange for their shares of Valley Mortgage common stock, as described in this Agreement.  With the closing of the transaction, Valley Mortgage shall be merged with and into New Valley Mortgage, and Valley Mortgage will cease its separate existence.

Upon consummation of the merger of Valley Mortgage with and into New Valley Mortgage, all rights, privileges, immunities, powers and franchises of each of New Valley Mortgage and Valley Mortgage shall be merged into New Valley Mortgage as the surviving corporation.  Without any other action, at the Effective Time, New Valley Mortgage shall be vested with all property, real, personal and mixed, of New Valley Mortgage and Valley Mortgage. New Valley Mortgage shall thereafter possess all of the interests, both public and private, of each of New Valley Mortgage and Valley Mortgage and all claims of creditors of each of New Valley Mortgage and Valley Mortgage shall survive and any liens shall be preserved unimpaired in New Valley Mortgage as the surviving corporation.  All of the foregoing shall be effected pursuant to and as set forth in this Agreement and in Articles of Merger to be executed by and among New Valley Mortgage and Valley Mortgage in the form required by the Secretary of State of Texas.

For Federal income tax purposes, the merger described in this Agreement is intended to qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

PLAN OF MERGER

1.1                                 The Merger.  Following approval of the merger transaction by applicable regulatory authorities and the shareholders of Valley Mortgage, and the fulfillment of other conditions precedent to such merger transaction as herein described, New Valley Mortgage and Valley Mortgage shall each execute and deliver Articles of Merger (the “Articles of Merger”) in the form required for filing with the Secretary of State of Texas.  As used herein, the term “Merger” shall mean and refer to the merger of Valley Mortgage with and into New Valley Mortgage.  At the Effective Time of the Merger, (i) the rights of the shareholders of Valley Mortgage (other than any shareholder exercising dissenters’ rights of appraisal) shall, without the requirement of further action on the part of the shareholders, immediately be converted into the right to receive cash or shares of Texas Regional Common Stock as herein provided, and (ii) the rights of any dissenting shareholder shall be converted into the right to receive cash pursuant to the exercise of his or her dissenters’ rights of appraisal, as provided by law.  Upon consummation of the merger, each shareholder of Valley Mortgage shall cease to be a shareholder of Valley Mortgage for all purposes and his, her or its share certificate shall for all purposes be cancelled automatically without any further action on the part of the shareholder.

1.2                                 Consideration to Valley Mortgage Shareholders.

1.2.1                        Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Texas Regional, New Valley Mortgage or any holder of shares of Valley Mortgage:

(a)                                  Subject to other applicable provisions of this Agreement, each common share, without par value, of Valley Mortgage (“Valley Mortgage Common Shares”) issued and outstanding immediately prior to the Effective Time of the Merger (other than Valley Mortgage Common Shares held directly or indirectly by Valley Mortgage (“Treasury Shares”) and Dissenters’ Shares, if any) will be converted into the right to receive, at the election of each holder thereof, either: (A) the Per Share Stock Consideration, or (B) the Per Share Cash Consideration. For purposes of this Agreement,

(i)                                     “Consideration” means the Per Share Cash Consideration and the Per Share Stock Consideration.

(ii)                                  “Exchange Ratio” means 0.7181 shares of Texas Regional Common Stock for each Valley Mortgage Common Share converted into shares of Texas Regional Common Stock.

(iii)                               “Per Share Cash Consideration” means $33.07 in cash.

(iv)                              “Per Share Stock Consideration” means a number of fully paid and nonassessable shares of Texas Regional Common Stock equal to the Exchange Ratio.

(v)                                 “Texas Regional Common Stock” means the Texas Regional Class A Voting common stock, par value $1.00 per share.

(b)                                 Each Valley Mortgage Common Share that, immediately prior to the Effective Time of the Merger, is a Treasury Share will be canceled and retired and will cease to exist, and no exchange or payment will be made therefor.

(c)                                  At the Effective Time of the Merger, each common share, without par value, of New Valley Mortgage issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into and become a number of fully paid and nonassessable common shares, without par value, of the Surviving Corporation (the “Surviving Corporation Common Shares”) equal to the number of New Valley Mortgage shares outstanding immediately prior to the Effective Time of the Merger.

(d)                                 Subject to the allocation procedures set forth in Section 1.2.1(a), each record holder of Valley Mortgage Common Shares will be entitled

(i) to elect to receive shares of Texas Regional Common Stock for all of the Valley Mortgage Common Shares (“Stock Election Shares”) held by such record holder, or

(ii) to elect to receive cash for all of the Valley Mortgage Common Shares (“Cash Election Shares”) held by such record holder; or

(iii) elect to receive part shares of Texas Regional Common Stock (such portion of the Valley Mortgage Common Shares attributable to the election to receive shares being included in Stock Election Shares) and part cash (such portion of the Valley Mortgage Common Shares attributable to the election to receive cash being included in Cash Election Shares) for his, her or its Valley Mortgage Common Shares; or

(iv) to indicate that such holder makes no such election for all of the Valley Mortgage Common Shares (“No-Election Shares”) held by such record holder,

provided, that notwithstanding anything in this Agreement to the contrary, the number of Valley Mortgage Common Shares to be converted into the right to receive the Per Share Stock Consideration in the Merger (the “Stock Number”) will be equal to or greater than 50% of the aggregate consideration to be received by Valley Mortgage shareholders in the merger transaction (the “Minimum Stock Percentage”). All elections (each, an “Election”) shall be made on a form designed for that purpose by Texas Regional and reasonably acceptable to Valley Mortgage (an “Election Form”). Any Valley Mortgage Common Shares for which the record holder has not, as of the Election Deadline (or any extended Election Deadline), properly submitted to the Exchange Agent a properly completed Election Form (excluding any Dissenters’ Shares) will be deemed No-Election Shares. All Dissenters’ Shares will be deemed Cash Election Shares. A record holder acting in different capacities or acting on behalf of other persons in any way will be entitled to submit an Election Form for each capacity in which such record holder so acts with respect to each person for which it so acts. The exchange agent (the “Exchange Agent”) will be either Texas Regional or a subsidiary thereof, or another bank or trust company in the United States selected by Texas Regional and reasonably acceptable to Valley Mortgage.

(e)                                  The allocation among the holders of Valley Mortgage Common Shares of rights to receive the Per Share Stock Consideration or the Per Share Cash Consideration in the Merger will be made as follows:

(i)                                     Number of Stock Election Shares Greater Than or Equal to 50%. If the number of Stock Election Shares (on the basis of Election Forms received by the Election Deadline) is greater than or equal to 50% of the Valley Mortgage Common Shares, then (A) each Cash Election Share and No-Election Share will be, as of the Effective Time of the Merger, converted into the right to receive the Per Share Cash Consideration, and (B) each Stock Election Share will be, as of the Effective Time of the Merger, converted into the right to receive the Per Share Stock Consideration; and

(ii)                                  Number of Stock Election Shares Less Than 50%. If the number of Stock Election Shares (on the basis of Election Forms received as of the Election Deadline or any extended Election Deadline) is less than 50% of the Valley Mortgage Common Shares, then (A) each Stock Election Share will be, as of the

Effective Time of the Merger, converted into the right to receive the Per Share Stock Consideration; (B) the Exchange Agent will allocate from among the No-Election Shares, pro rata to the holders of No-Election Shares in accordance with their respective numbers of No-Election Shares, a sufficient number of No-Election Shares so that the sum of such number and the number of Stock Election Shares equals as closely as practicable, but not less than, 50% of the Valley Mortgage Common Shares, and each such allocated No-Election Share (each, a “Stock-Selected No-Election Share”) will be, as of the Effective Time of the Merger, converted into the right to receive the Per Share Stock Consideration, provided that if the sum of all No-Election Shares and Stock Election Shares is still less than or equal to 50% of the Valley Mortgage Common Shares, all No-Election Shares will be Stock-Selected No-Election Shares; (C) if the sum of Stock Election Shares and No-Election Shares is still less than 50% of the Valley Mortgage Common Shares, the Exchange Agent will allocate from among the Cash Election Shares, pro rata to the holders of Cash Election Shares in accordance with their respective numbers of Cash Election Shares, a sufficient number of Cash Election Shares so that the sum of such number, the number of all Stock Election Shares and the number of all No-Election Shares equals as closely as practicable, but not less than, 50% of the Valley Mortgage Common Shares, and each such allocated Cash Election Share (each, a “Converted Cash Election Share”) will be, as of the Effective Time of the Merger, converted into the right to receive the Per Share Stock Consideration; and (D) each No-Election Share and Cash Election Share that is not a Stock-Selected No-Election Share or a Converted Cash Election Share (as the case may be) will be, as of the Effective Time of the Merger, converted into the right to receive the Per Share Cash Consideration.

(f)                                    Exchange Procedures.

(i)                                     At the time of mailing of the proxy statement to holders of record of Valley Mortgage Common Shares entitled to vote at the Valley Mortgage shareholders meeting, Texas Regional will mail with the proxy statement an election form and a letter of transmittal (each in customary form) to each such holder. Valley Mortgage will use its commercially reasonable best efforts to make the election form and the proxy statement available to all persons who become record holders of Valley Mortgage common stock during the period between such record date and the Election Deadline. To be effective, an election form must be properly completed, signed and actually received by the Exchange Agent not later than 5:00 p.m., McAllen, Texas, local time, on the business day that is five trading days prior to the Valley Mortgage shareholder meeting, unless the time period is extended in Texas Regional’s sole discretion (the “Election Deadline”) and accompanied by the certificates representing all Valley Mortgage Common Shares (“Old Certificates”) as to which such Election Form is being made, duly endorsed in blank or otherwise in form acceptable for transfer on the books of Valley Mortgage (or accompanied by an appropriate guarantee of delivery by an eligible organization). The exchange agent shall make all computations contemplated by Section 1.2.1 of this Agreement, and, after the concurrence of Valley Mortgage (not to be unreasonably withheld), all such computations will be conclusive and binding on the former holders of Valley Mortgage Common Shares absent manifest error. Any election form may be revoked, by the holder who submitted such election form to the exchange agent, only by written notice received by the exchange agent prior to the Election Deadline. In addition, all Election Forms shall automatically be revoked if the exchange agent is notified in writing by Texas Regional and Valley Mortgage that the Merger has been abandoned. The exchange agent may, with the mutual agreement of Texas Regional and Valley Mortgage, make such rules as are consistent with this Agreement for the implementation of the Elections provided for herein as shall be necessary or desirable fully to effect such Elections. Prior to the Effective Time of the Merger, Texas Regional will enter into an exchange agent and nominee agreement with the exchange agent setting forth the procedures to be used in accomplishing the deliveries and other actions contemplated to be made by the exchange agent pursuant to this Agreement.

(ii)                                  At or prior to the Effective Time of the Merger, Texas Regional will deposit, or will cause to be deposited, with the exchange agent, for the benefit of holders of Valley Mortgage Common Shares, certificates representing shares of Texas Regional Common Stock (“New Certificates”) and an amount of cash sufficient to deliver to the holders of Valley Mortgage Common Shares (other than Dissenters’ Shares) the aggregate Consideration to which such holders are entitled pursuant to Section 1.2.1, together with all cash and other property to which such holders may be entitled in respect of dividends and distributions with a record date occurring after the Effective Time of the Merger (such New Certificates and cash, together with any dividends or distributions with a record date occurring after the Effective Time of the Merger with respect thereto, being hereinafter referred to as the “Exchange Fund”). For the purposes of such deposit, Texas Regional shall assume that there will not be any fractional shares of Texas Regional Common Stock. In addition, from time to time as needed after the Effective Time of the Merger, Texas Regional shall deposit or shall cause to be deposited with the exchange agent, for addition to the Exchange Fund, cash sufficient to pay cash in lieu of fractional shares in accordance with this Agreement. At the time of such deposit, Texas Regional will irrevocably instruct the exchange agent to deliver such Consideration and other cash and property out of the Exchange Fund after the Effective Time of the Merger to the holders of Valley Mortgage Common Shares (other than Dissenters’ Shares) in accordance with this Agreement. The Exchange Fund shall not be used for any other purpose.

(iii)                               The holder of each Old Certificate, upon the later of the Effective Time of the Merger or the surrender by such holder to the Exchange Agent of such Old Certificate, together with the letter of transmittal duly executed by such holder, shall be entitled to receive in exchange for such Old Certificate the Consideration into which Valley Mortgage Common Shares theretofore represented by such Old Certificate have been converted pursuant to Section 1.2.1

(together with any applicable cash in lieu of fractional shares and dividends or distributions in respect of such Consideration), and such Old Certificate shall forthwith thereafter be canceled. Until such time as a New Certificate representing Texas Regional Common Stock is issued to or at the direction of a holder of an Old Certificate entitled to receive Per Share Stock Consideration pursuant to Section 1.2.1, such Texas Regional Common Stock shall not be entitled to vote on any matter. In the event of a transfer of ownership of Valley Mortgage Common Shares that is not registered on the transfer records of Valley Mortgage, a New Certificate representing the appropriate number of shares of Texas Regional Common Stock may be issued to a person other than the person in whose name the Old Certificate so surrendered is registered, if such Old Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance of shares of Texas Regional Common Stock to a person other than the registered holder of such Old Certificate or shall establish to the satisfaction of Texas Regional that such tax has been paid or is not applicable. Each Old Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive, upon exchange as contemplated in this Section, the Consideration into which Valley Mortgage Common Shares formerly represented by such Old Certificate are converted in the Merger. No interest shall be paid or accrue on any cash payable upon surrender of any Old Certificate.

(iv)                              Notwithstanding the foregoing, neither the exchange agent nor any party hereto will be liable to any former holder of Valley Mortgage Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(v)                                 No dividends or other distributions with respect to Texas Regional Common Stock with a record date after the Effective Time of the Merger shall be paid to the holder of any Old Certificate with respect to the shares of Texas Regional Common Stock issuable in exchange therefor, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to this Agreement, until the holder is entitled to receive, in exchange for such Old Certificate, the Per Share Stock Consideration represented by such Old Certificate. Subject to applicable law, after the holder of any Old Certificate becomes so entitled to receive the Per Share Stock Consideration, there shall be paid to the holder of the New Certificate representing whole shares of Texas Regional Common Stock issued in exchange for such Old Certificate, without interest, (i) at the time of such exchange, the amount of any cash payable in lieu of a factional share of Texas Regional Common Stock to which such holder is entitled pursuant to this Agreement and the amount of dividends or other distributions with a record date after the Effective Time of the Merger theretofore paid with respect to such whole shares of Texas Regional Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time of the Merger but prior to the time of such exchange and a payment date subsequent to the time of such exchange payable with respect to such whole shares of Texas Regional Common Stock.

(vi)                              Any portion of the Exchange Fund that remains unclaimed by the holders of Old Certificates for twelve months after the Effective Time of the Merger will be returned to Texas Regional. Any holders of Old Certificates who have not theretofore complied with this Agreement shall thereafter look only to Texas Regional for, and, subject to subsection (iv) above, Texas Regional shall remain liable for payment of their claim for Consideration, cash in lieu of any fractional share interests and unpaid dividends and distributions on shares of Texas Regional Common Stock deliverable in respect of each Valley Mortgage common share represented by such Old Certificates such holder holds as determined pursuant to this Agreement, in each case without any interest thereon.

(g)                                 Anti-Dilution Adjustments.    Should Texas Regional change (or establish a record date for changing) the number of shares of Texas Regional Common Stock issued and outstanding prior to the Effective Time of the Merger by way of a split, dividend, combination, recapitalization, exchange of shares or similar transaction with respect to the outstanding Texas Regional Common Stock having a record date preceding the Effective Time of the Merger, the Exchange Ratio and the cash paid in lieu of fractional shares will be adjusted appropriately to provide to the holders of Valley Mortgage Common Shares the same economic effect as contemplated by this Agreement prior to such split, dividend, combination, recapitalization, exchange of shares or similar transaction.

(h)                                 Fractional Shares.  Fractional shares shall not be issued under section (a) above, or otherwise, and any amount otherwise attributable to fractional shares shall be paid in cash in an amount equal to the product of $46.06 multiplied by the fraction of a Texas Regional share that would otherwise have been issued.

(i)                                     Dissenting Shareholders.  Amounts payable in respect of shareholders exercising dissenters’ rights shall be payable by the surviving corporation in the merger transaction in such amounts and at such times as may be required under applicable provisions of law respecting the exercise of dissenters’ rights.

1.2.2                        The Per Share Stock Consideration to which a Valley Mortgage shareholder may be entitled shall be issued, and the Per Share Cash Consideration to which each Valley Mortgage shareholder may be entitled shall be paid, upon surrender of such shareholder’s share certificate or certificates evidencing shares of Valley Mortgage stock.  Texas Regional shall request that the Exchange Agent deliver share certificates and Per Share Cash Consideration at the time of Closing to shareholders who have surrendered their Valley Mortgage share certificates at or prior to the date of Closing, either (i) by mailing the same to the shareholder at the shareholder’s address as stated on the stock transfer records of Valley Mortgage, or (ii) by such other arrangements as may be mutually agreed by and between such former Valley Mortgage shareholder and Texas Regional or Texas Regional’s Exchange Agent.  Any delivery of Texas Regional share certificates or Per Share Cash Consideration to shareholders who surrender their Valley Mortgage share certificates following the date of Closing shall be mailed to the former Valley Mortgage shareholder within a reasonable period of time (not to exceed 30 calendar days) following receipt of the shareholder’s Valley Mortgage share certificate.  The stock transfer records of Valley Mortgage shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of Valley Mortgage capital stock shall take place thereafter.

1.2.3                        Any Texas Regional share certificate or Per Share Cash Consideration that would otherwise have been delivered pursuant to section 1.2.2 to any shareholder of Valley Mortgage who has exercised his, her or its dissenters’ rights of appraisal pursuant to applicable provisions of law shall be retained by Texas Regional until the earlier of (i) such time as the shareholder relinquishes his, her or its right of dissent, at which time such shareholder shall cease to be a dissenting shareholder for purposes of this Agreement and the provisions of section 1.2.2 shall apply, except that the time for delivery of such Texas Regional share certificate shall be extended to a reasonable period of time following the date of relinquishment of such dissenters’ rights; or (ii) the time of settlement or judicial or other resolution of such shareholder’s dissenters’ rights action, at which time Texas Regional’s obligation to issue or deliver shares to such shareholder shall cease and be of no further force or effect.

1.2.4                        Any dividends (including stock dividends) or other amounts payable to shareholders who surrender their share certificates after the date of Closing shall not be payable until surrender of the shareholder’s Valley Mortgage share certificate, nor shall any such amounts bear interest attributable to periods either before or after the date of Closing.

1.3                                 Closing.  The closing (“Closing”) of the transactions contemplated by this Agreement shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the “Closing Date”):

1.3.1                        Such date as may be prescribed by the Federal Reserve Board, the Texas Banking Department or by any other federal or state agency or authority or pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the transactions provided herein may not be effected; or

1.3.2                        As soon as practicable following receipt of Valley Mortgage shareholder approval at a duly called meeting of the shareholders; or

1.3.3                        If the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas Regional, pursuant to this Agreement (including Section 5.4 hereof), has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas Regional, to the consummation of the transactions contemplated hereby; or

1.3.4                        Such other date as Valley Mortgage and Texas Regional may select by mutual agreement.

The Closing shall take place at the offices of Texas Regional, 3900 North 10th Street, Suite 1100, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable.  If Closing shall not have been accomplished on or before November 30, 2004, this Agreement shall, at the election of either Valley Mortgage or Texas Regional by written notice, terminate and be of no further force or effect.  The parties respectively agree to use commercially reasonable efforts to close the transactions as soon as practicable, but it is agreed that neither party shall have liability to the other (or to any other person) if the transaction is not closed prior to November 30, 2004.  Any termination which occurs through no fault of Valley Mortgage or Texas Regional shall be without liability to any of the parties hereto.  This Agreement may be terminated at any time prior to the Effective Time by the mutual action of the respective Boards of Directors of Valley Mortgage and Texas Regional.

1.4                                 Effective Time.  The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Articles of Merger to become effective on the Closing Date.  The merger shall become effective (herein referred to as the “Effective Time”) upon issuance of a confirmation of filing and acceptance of the Certificate of Merger by the Office of Secretary of State of Texas, pursuant to which Valley Mortgage is merged with and into New Valley Mortgage.

1.5                                 Effect of Merger.  As a result of the merger of Valley Mortgage with and into New Valley Mortgage, the assets, liabilities and business of Valley Mortgage shall be acquired by New Valley Mortgage, free and clear of any and all liens, claims or encumbrances other than those described in Section 1.5 of the Disclosure Letter.

1.6                                 Valley Mortgage Shareholder Representative.  Valley Mortgage hereby designates Paul Schwab (the “Valley Mortgage Shareholder Representative”) as representative of the Valley Mortgage shareholders, to act on behalf of them to facilitate the consummation of the transactions herein described and to facilitate distribution of consideration to the Valley Mortgage shareholders.  Texas Regional shall be entitled to rely upon the Valley Mortgage Shareholder Representative’s authority to act on behalf of Valley Mortgage and the Valley Mortgage shareholders.  In the event that the person named as the Valley Mortgage Shareholder Representative shall die, become incapacitated or resign from his position as the Valley Mortgage Shareholder Representative, then Valley Mortgage shareholders holding a majority in interest of the Valley Mortgage capital stock held by shareholders other than Texas Regional or any subsidiary of Texas Regional shall appoint a substitute Valley Mortgage Shareholder Representative.  Any substituted Valley Mortgage Shareholder Representative shall only be effective following written notice of such substitution has been received and acknowledged by Texas Regional.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF VALLEY MORTGAGE

Valley Mortgage a hereby represents and warrants to, and covenants and agrees with, Texas Regional as follows:

2.1                                 Organization and Operation of Valley Mortgage.  Valley Mortgage is a Texas corporation, duly organized, validly existing and in good standing under the laws of the State of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it.  True and complete copies of the Articles of Incorporation and Bylaws of Valley Mortgage as amended to date, have been delivered to Texas Regional.  Valley Mortgage is not a reporting company under the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The only business of Valley Mortgage is its mortgage brokerage and mortgage banking business, and ancillary activities directly related thereto.

2.2.                              No Subsidiaries or Joint Ventures.  Valley Mortgage has no subsidiaries.  Valley Mortgage is not a member of any joint venture or partnership and Valley Mortgage does not own the securities of any other entity other than as herein described.

2.3                                 Assets and Indebtedness.  Valley Mortgage has no assets and no liabilities other than as set forth in its financial statements as previously delivered to Texas Regional.  There is presently no default, and no event or circumstance which with the passage of time or the giving of notice could constitute a default, by Valley Mortgage or any other person under the terms of any instrument describing or securing the obligations of Valley Mortgage.  All of the indebtedness and other obligations of Valley Mortgage have been created and incurred (including any offering or sale of Valley Mortgage obligations) in compliance with all requirements of law, including compliance with applicable securities laws and regulations in all material respects.

2.4                                 Capitalization and Ownership.

2.4.1                        The authorized capital stock of Valley Mortgage consists of 1,000,000 shares of common stock, without par value, of which a total of 411,960 shares (the “Valley Mortgage Common Shares”) are outstanding, all of which have been validly issued and outstanding, are fully paid, nonassessable, and are owned beneficially and of record by the persons named in the shareholder list previously delivered by Valley Mortgage to Texas Regional.  No shares of preferred stock are authorized, issued or outstanding.  At the time of Closing, a total of 411,960 Valley Mortgage Common Shares will be issued and outstanding.  The Valley Mortgage Common Shares have not been issued in violation of the preemptive rights of any stockholder, and all Valley Mortgage Common Shares have been offered, sold and issued in compliance with all applicable legal requirements, including applicable state and federal securities laws and regulations.

2.4.2                        There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating Valley Mortgage to issue, directly or indirectly, additional shares of capital stock, and there are no outstanding stock appreciation rights or similar rights to participate in the appreciation of the value of the capital stock of Valley Mortgage, and no authorization for any of the foregoing has been given.

2.4.3                        There are, and as of Closing there will be, no bonus agreements, incentive compensation agreements, rights or other agreements of any kind outstanding pursuant to which Valley Mortgage is obligated to pay any person any amount calculated with respect to the value (including any appreciation in value) of the capital stock of Valley Mortgage.  Valley Mortgage has no outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock.

2.5                                 Financial Statements and Records.

2.5.1                        Valley Mortgage has delivered to Texas Regional the audited consolidated balance sheet of Valley Mortgage as of August 31, 2003 and 2002, and the related audited consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years then ended, together with the notes thereto, accompanied by the audit report thereon of the independent certified public accountant who prepared such statements (the “Valley Mortgage Year End Financial Statements”).  The Valley Mortgage Year End Financial Statements fairly present the financial position of Valley Mortgage as of the dates thereof and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a consistent basis.  In addition, Valley Mortgage has delivered to Texas Regional the unaudited balance sheet and regulatory report of condition of Valley Mortgage as of May 31, 2004, and the related unaudited statements of income for the nine-month period then ended (collectively, the “Valley Mortgage Interim Financial Statements”).  The Balance Sheet included within the Valley Mortgage Interim Financial Statements is herein referred to as the “Valley Mortgage Current Balance Sheet.”  In the opinion of the management of Valley Mortgage, the Valley Mortgage Interim Financial Statements also fairly present the financial position of Valley Mortgage as of the date thereof and the results of operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.  The Valley Mortgage Year End Financial Statements and the Valley Mortgage Interim Financial Statements are collectively referred to hereinafter as the “Valley Mortgage Financial Statements.”  The Valley Mortgage Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, or other fact, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading.  Without limiting the generality of the foregoing, Valley Mortgage specifically represents to Texas Regional that Valley Mortgage has no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the Valley Mortgage Financial Statements, except (a) current liabilities incurred in the ordinary course of business since the date of the balance sheets included therein, and (b) in the case of interim financial statements, normal recurring year-end adjustments, none of which are or will be material.  As of the time of Closing, any material liabilities, accrued, contingent or otherwise, which have been incurred since August 31, 2003, will have been fully disclosed to Texas Regional.

2.5.2                        Except as disclosed in Section 2.5.2 of the Disclosure Letter, since August 31, 2003, there have not been any changes which would have a Material Adverse Effect (as hereafter defined) on the financial condition, results of operations, business or prospects of Valley Mortgage, nor have there been any other events or conditions of any character which individually or in the aggregate have or could have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Valley Mortgage.

2.5.3                        The books and records of Valley Mortgage reflect the transactions to which it is or was a party or by which its properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and with generally accepted accounting principles consistently applied.  As of the date hereof and as of the Closing, all of the minute books of Valley Mortgage are and will be complete, accurate and current.

2.6                                 Loans.

2.6.1                        All loans included in the assets of Valley Mortgage and all commitments to make loans (which includes mortgage loan and leasing transactions, and off balance sheet lending transactions such as letters of credit, and which constitutes all of the lending business of Valley Mortgage), have been made in the ordinary course of business of Valley Mortgage and are adequately reserved pursuant to the Loan Loss Reserve (as hereafter defined) of Valley Mortgage.

2.6.2                        Valley Mortgage has no loans to directors, officers or beneficial owners of 5% or more of the outstanding capital stock of Valley Mortgage or to any person or company related to or affiliated with any such person.

2.6.3                        The reserves for loan losses of Valley Mortgage have been calculated in accordance with all applicable rules and regulations.  In the reasonable opinion of the management of Valley Mortgage, the reserve for loan losses shown on the Valley Mortgage Current Balance Sheet (the “Loan Loss Reserve”) is adequate in all respects to provide for all losses on loans outstanding as of the date of the Valley Mortgage Current Balance Sheet and the Loan Loss Reserve as shown on the balance sheet delivered immediately prior to Closing will be adequate in all respects to provide for all losses on loans outstanding as of that date.

2.6.4                        All loans heretofore originated or acquired, and originated or acquired until the date of Closing, which have been or which will as of Closing have been sold to secondary market sources or others have been duly and properly packaged and sold, without recourse to Valley Mortgage.  All loan originations have been prepared in accordance with applicable guidelines of the Federal National Mortgage Association (FNMA) and third party portfolio purchasers.

2.7                                 Properties.  Except as set forth on Section 2.7 of the Disclosure Letter, Valley Mortgage has good and marketable title to all assets and properties, whether real or personal, tangible or intangible, which Valley Mortgage purports to own, including without limitation, all assets and properties reflected on the Valley Mortgage Current Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the Valley Mortgage Current Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the Valley Mortgage Current Balance Sheet or the notes to the Valley Mortgage Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by Valley Mortgage from Texas State Bank, and (iv) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held.  All improvements, buildings and structures located on real estate owned by Valley Mortgage, and the use by Valley Mortgage of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by Valley Mortgage conform in all material respects to applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances.  All such improvements, buildings and structures located on real estate owned by Valley Mortgage, and all of the material, tangible personal property owned by Valley Mortgage, are in good operating condition and repair, reasonable wear and tear excepted.  The main office of Valley Mortgage and all branch facilities are located within facilities owned by Valley Mortgage, except for those facilities which are leased under leases described in Section 2.7 of the Disclosure Letter.  A true, correct and complete copy of each lease has been delivered to Texas Regional and the information concerning each such lease in Section 2.7 of the Disclosure Letter is true, correct and complete in all material respects.  Each such lease is in full force and effect, no party is in default thereunder and there is no event or condition which with the passage of time or the giving of notice would constitute an event of default thereunder.  Also listed in Section 2.7 of the Disclosure Letter are all policies of title insurance covering owned or leased properties.

2.8                                 Environmental Matters.  To the best knowledge of Valley Mortgage, neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by Valley Mortgage, or on any real property used by Valley Mortgage in connection with the business of Valley Mortgage or on any immediately adjacent property, as a result of any Environmental Hazards on or emanating from the Real Property.  The real properties described in the preceding sentence are sometimes collectively referred to as the “Real Property.”  Included in Section 2.8 of the Disclosure Letter is a list of any environmental survey or report related to any of the Real Property, true, correct and complete copies of which have been provided to Texas Regional.  As used in this Agreement, the term “Environmental Hazards” shall mean (i) any “hazardous waste” as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder; (ii) any “hazardous substance” as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) (“CERCLA”), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; (viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws.  As used in this Agreement, the term “Hazardous Materials Contamination” shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

2.9                                 Litigation.  Except as described in Section 2.9 of the Disclosure Letter, no claims have been asserted and no relief has been sought against Valley Mortgage in any pending litigation or governmental proceedings or otherwise which could reasonably be expected to result in a judgment, decree or order having or that could have a Material Adverse Effect on the financial condition, results of operations, business or prospects of Valley Mortgage.  To the best knowledge of Valley Mortgage, Valley Mortgage has complied with, and is presently in compliance with, all laws and regulations pertaining to consumer credit, truth in lending and similar laws.  The management of Valley Mortgage is not aware of any material violation by Valley Mortgage of any of the foregoing.  To the best knowledge of Valley Mortgage, Valley Mortgage is in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them.  To the best knowledge of Valley Mortgage, all permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of Valley Mortgage have been duly obtained and are in full force and effect, and there are no proceedings pending or, to Valley Mortgage’s knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof.  The consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

2.10                           Taxes.  Valley Mortgage have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and Valley Mortgage is not delinquent in the payment of any taxes shown on such returns or reports.  Valley Mortgage has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Valley Mortgage been notified of any proposed examination.  There are included in the Valley Mortgage Current Balance Sheet, or reflected in the Notes to the Valley Mortgage Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Valley Mortgage, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the nine-month period ended May 31, 2004, for the year ended August 31, 2003, and for all fiscal years prior thereto.  Valley Mortgage has not executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Valley Mortgage a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them.  Valley Mortgage has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

2.11                           Contracts.  Except as set forth in Section 2.11 of the Disclosure Letter, Valley Mortgage is not a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit-sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements, stock option agreements, stock bonus arrangements, stock appreciation rights or other employment benefit arrangements, whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contracts or commitments for capital expenditures in excess of $25,000 for any one project and $50,000 in the aggregate; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the ordinary course of business in amounts of less than $300,000 in any one transaction;

(vii) agreements or instruments to sell loans originated or otherwise acquired by Valley Mortgage, or package or securitize loans originated or otherwise acquired by Valley Mortgage for sale; (viii) agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of Valley Mortgage, or any person or company related to or affiliated with any such person, is a party; (ix) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or (x) material contracts, other than the foregoing, not made in the ordinary course of business.  Valley Mortgage has in all material respects performed all obligations required to be performed by it to date.  Valley Mortgage is not in default, and no event has occurred which, with notice or the passage of time or action by a third party, could result in a default by Valley Mortgage, (a) under any outstanding indenture, mortgage, contract, lease or other agreement to which it is a party or by which it is bound; (b) under any provision of its Articles of Incorporation, Bylaws or other organizational documents which might result in a Material Adverse Effect on the financial condition, results of operations, business or prospects of Valley Mortgage; or (c) under any agreement with federal or state regulatory authorities.  Valley Mortgage does not have outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

2.12                           Approvals; Validity of Agreement.

2.12.1                  The Board of Directors of Valley Mortgage has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby, including the merger of Valley Mortgage with and into New Valley Mortgage.  Shareholders holding voting Valley Mortgage Common Shares are the only persons with the power to consider and vote upon the transactions herein described on behalf of Valley Mortgage, including the right to vote on the merger of Valley Mortgage with and into New Valley Mortgage.  The Principal Shareholders of Valley Mortgage have each executed a Shareholders Agreement and Irrevocable Proxy to evidence their consent to and written approval of the transactions herein described, and to evidence their agreement to vote for and support the approval of the transactions at the special shareholders’ meeting to be called to consider the merger and have further agreed to take such actions as may be reasonably requested by Texas Regional in connection with preparation for and consummation of the transactions herein described.  The Principal Shareholders own beneficially and of record not less than 85% of the outstanding common stock of Valley Mortgage.

2.12.2                  The execution, delivery and performance of this Agreement and the consummation of the merger contemplated herein will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Valley Mortgage may be subject; (ii) any contract, agreement or instrument to which Valley Mortgage is a party or pursuant to which Valley Mortgage is bound; or (iii) the Articles of Incorporation or Bylaws of Valley Mortgage.  Provided that the shareholders of Valley Mortgage vote to approve the merger of Valley Mortgage with and into New Valley Mortgage, no consent or approval or other action by any party (including specifically but without limitation any party to a contract to which Valley Mortgage is subject) is required for the execution, delivery and performance of this Agreement and consummation of the transaction herein described, as herein contemplated.  The execution, delivery and performance of this Agreement and the consummation of the transactions herein described, will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Valley Mortgage or upon any of the stock of Valley Mortgage.

2.12.3                  This Agreement constitutes the legal, valid and binding obligation of Valley Mortgage enforceable against Valley Mortgage in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

2.13                           Insurance.  Valley Mortgage has insurance coverage with reputable insurers in amounts, types and risks insured as set forth in Section 2.13 of the Disclosure Letter.

2.14                           Benefit Plans and Employee Matters.

2.14.1                  There are no employment contracts or similar agreements providing for employment benefits, other than those described in Section 2.14 of the Disclosure Letter.

2.14.2                  All employee benefit, bonus, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom share and vacation plans or programs maintained for the benefit of the current or former employees or directors of Valley Mortgage that are sponsored, maintained or contributed to by Valley Mortgage, or with respect to which Valley Mortgage has any liability, including any such plan that is an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) (collectively, “Valley Mortgage Benefit Plans”), are in compliance with all applicable requirements of law, including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No Valley Mortgage Benefit Plan is subject to Title IV of ERISA. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any material payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. There are no severance agreements or severance policies applicable to Valley Mortgage. The Company shall prior to Closing amend all Valley Mortgage Benefit Plans to prohibit additional payroll deductions by participants therein after the date of Closing.

2.14.3                  Since August 31, 2003, there has not been any adoption or amendment in any material respect by Valley Mortgage of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, share ownership, share purchase, share option, phantom share (including stock appreciation rights), retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of Valley Mortgage.

2.14.4                  There are no collective bargaining agreements or other labor union contracts applicable to any employees of Valley Mortgage. Since August 31, 2003, there has not been any (i) labor dispute, strike, work stoppage or lockout or threat thereof, by or with respect to any employee of Valley Mortgage, or (ii) unfair labor practice charge or complaint against Valley Mortgage pending or threatened before the National Labor Relations Board or any other comparable governmental authority. There has not been any demand for recognition by any labor organization or petition for election pending with the National Labor Relations Board or any other comparable governmental authority, and there has been no effort by any labor organization to organize any employees of Valley Mortgage into one or more collective bargaining units.

2.14.5                  Management believes its relations with employees to be good.

2.15                           Absence of Adverse Agreements.  Valley Mortgage is not a party to any agreement or instrument, nor is Valley Mortgage subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the financial condition, results of operations, business or prospects of Valley Mortgage.

2.16                           Absence of Certain Changes.  Except as set forth in Section 2.16 of the Disclosure Letter, since August 31, 2003, Valley Mortgage has not (i) issued or sold any capital stock of Valley Mortgage, or any debt or other obligations; (ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the Valley Mortgage Current Balance Sheet, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or canceled any debts or claims, or waived any rights; (viii) made any general wage or salary increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property of assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of August 31, 2003 or any severance or termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of Valley Mortgage; or (xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement.  Since August 31, 2003, there has been no change in the financial condition or business prospects of Valley Mortgage which might result in any Material Adverse Effect on such financial condition or business prospects.

2.17                           Agreements with Directors, Officers and Stockholders.  The name of each director and executive officer of Valley Mortgage, and the name of each holder of five percent (5%) or more of the outstanding capital stock of Valley Mortgage, together with the name of each “affiliate” of each of such persons, as such term is defined in the rules and regulations under the Securities Act of 1933, as amended (the “1933 Act”), is listed in Section 2.17 of the Disclosure Letter.  Except as set forth in the Related Party Transaction List, no such director, executive officer, stockholder or affiliate has during the period from August 31, 2003 to the date of this Agreement been a party to any transaction with Valley Mortgage.  All transactions with directors, executive officers, 5% stockholders and affiliates are fully and appropriately summarized on the Related Party Transaction list.  None of the transactions have been outside of the ordinary course of business, and, except as set forth on the Related Party Transaction List, Valley Mortgage has no commitments, written or oral, to lend any funds to any such person.

2.18                           Affiliated Corporations.  Valley Mortgage knows of no arrangement whereby the stock of any corporation or any other asset is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of Valley Mortgage or for the shareholders of Valley Mortgage.

2.19                           Regulatory Matters and Examination Reports.  Valley Mortgage has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with any applicable regulatory authority, and has complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by applicable regulatory authorities, and no report or other information contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Except as disclosed in writing to Texas Regional, Valley Mortgage has no formal or informal agreements, arrangements or understandings with any regulatory authority, nor does Valley Mortgage have any examination pending by any regulatory authority nor has Valley Mortgage been notified of any proposed examination by any regulatory authority.

2.20                           Compliance with Applicable Law.  Valley Mortgage and the conduct of its business are not in violation in any material respect of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of Valley Mortgage, which violation might have a Material Adverse Effect on the condition, business, prospects, properties or assets of Valley Mortgage.

2.21                           Disclosure.  Neither the Valley Mortgage Financial Statements, nor any representation or warranty contained herein, nor any information delivered or to be delivered by Valley Mortgage pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the Valley Mortgage Financial Statements, nor any of the representations, warranties or other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

2.22                           Finders.  Neither Valley Mortgage nor any subsidiary has engaged or directly or indirectly obligated itself to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.

2.23                           Information Provided True and Correct.  None of the information supplied or to be supplied by Valley Mortgage for inclusion in (i) the registration statement and the proxy statement referred to herein, (ii) any other applications or documents to be filed with the Securities and Exchange Commission (“SEC”), the Nasdaq Stock Market, Inc. (“Nasdaq”), the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such  proxy statement, when first mailed to the stockholders of Valley Mortgage, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  All information concerning Valley Mortgage, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the SEC, Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby, will, to the best of Valley Mortgage’ knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF TEXAS REGIONAL

Texas Regional and New Valley Mortgage hereby jointly and severally represent and warrant to, and covenant and agree with, Valley Mortgage as follows:

3.1                                 Organization.  Texas Regional is a business corporation duly organized, validly existing and in good standing under the laws of the State of Texas with all necessary power to carry on its business as it is now being conducted.  Texas Regional is duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.  New Valley Mortgage is or will be a business corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

3.2                                 Approvals.  The Board of Directors of Texas Regional has approved this Agreement and the transactions contemplated hereby.  Texas Regional is a reporting company under the 1934 Act, and the rules and regulations promulgated thereunder.

3.3                                 Orders and Decrees.  Provided required approval is obtained from applicable regulatory authorities, the execution, delivery and performance by Texas Regional of this

Agreement and of the obligations imposed upon it hereunder will not violate any provision of, or result in any breach of, (i) any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or governmental agency to which Texas Regional may be subject, (ii) the Articles of Incorporation or Bylaws of Texas Regional, or (iii) any contract or agreement to which Texas Regional is a party or by which it is bound.

3.4                                 Finders.  Texas Regional has not engaged and is not directly or indirectly obligated to anyone acting as a broker or finder in connection with the transactions contemplated by this Agreement.

3.5                                 Common Stock.

(a)                                  As of June 30, 2004, the issued and outstanding capital stock of Texas Regional consists of an aggregate of 32,584,118 shares of Class A Voting Common stock, par value $1.00 per share. Pending Closing, it is anticipated that the number of issued and outstanding shares will be increased by the number of shares issued upon exercise of stock options between June 30, 2004, and the date of Closing and by the number of shares issued in connection with other registered public offerings of shares by Texas Regional, including shares issued in other business combination transactions. All of the issued and outstanding shares of Texas Regional’s Class A Voting Common stock are duly and validly issued and outstanding and are fully paid and non-assessable.  None of the outstanding shares of Texas Regional’s Class A Voting Common stock has been issued in violation of any preemptive rights of the current or past stockholders of Texas Regional.

(b)                                 The shares of Texas Regional’s Class A Voting Common stock to be issued to the Valley Mortgage shareholders pursuant to this Agreement have been duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof and may be traded subject to compliance with applicable securities laws and regulations.

3.6                                 Financial Information.  The audited consolidated balance sheets of Texas Regional and its subsidiaries as of December 31, 2003 and 2002 and related consolidated statements of income, changes in stockholders’ equity and cash flows for the three years ended December 31, 2003, together with the notes thereto, included in Texas Regional’s Form 10-K for the year ended December 31, 2003, as filed by Texas Regional with the SEC, and the unaudited consolidated balance sheet of Texas Regional and its subsidiaries as of March 31, 2004 and the related unaudited consolidated income statements and statements of changes in shareholders’ equity and cash flows included in Texas Regional’s Quarterly Report on Form 10-Q for the quarter then ended, as filed by Texas Regional with the SEC (together, the “Texas Regional Financial Statements”), have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be disclosed therein) and fairly present in all material respects the consolidated financial position and the consolidated results of operations, changes in stockholders’ equity and cash flows of Texas Regional and its consolidated subsidiaries as of the dates and for the periods indicated (subject, in the case of interim financial statements, to normal recurring year-end adjustments, none of which will be material).

3.7                                 Absence of Changes.  Since December 31, 2001, there has not been any material adverse change in the financial condition, results of operations or business of Texas Regional and its subsidiaries taken as a whole, nor have there been any events or transactions having such a Material Adverse Effect which should be disclosed in order to make the Texas Regional Financial Statements not misleading.

3.8                                 Litigation.  There is no litigation, claim or other proceeding pending or, to the knowledge of Texas Regional, threatened, against Texas Regional or any of its subsidiaries, or of which the property of Texas Regional or any of its subsidiaries is or would be subject which is material to Texas Regional and its subsidiaries taken as a whole.

3.9                                 Taxes.  Texas Regional and its subsidiaries have filed with the appropriate governmental agencies all material federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and neither Texas Regional nor any subsidiary of Texas Regional is delinquent in the payment of any taxes shown on such returns or reports.  Texas Regional has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has Texas Regional been notified of any proposed examination.  There are included in the Texas Regional Financial Statements, or reflected in the Notes to the Texas Regional Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of Texas Regional and its subsidiaries, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the six-month period ended June 30, 2004, for the year ended December 31, 2003, and for all fiscal years prior thereto.  Neither Texas Regional nor any subsidiary of Texas Regional has executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection of any tax, nor is Texas Regional nor any subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against any of them.  Neither Texas Regional nor any of its subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

3.10                           Reports.  Texas Regional and each of its significant subsidiaries has filed all material reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) the Federal Reserve Board, and (iii) the Texas Department of Banking.  To the best of Texas Regional’s knowledge, as of their respective dates, each of such reports and documents, as amended, including the financial statements, exhibits and schedules thereto, complied in all material respects with the relevant statutes, rules and regulations enforced or promulgated by the regulatory authority with which they were filed, and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

3.11                           Compliance with the Law.  Texas Regional and its significant subsidiaries have all licenses, franchises, permits and other governmental authorizations that are legally required to enable them to conduct their respective businesses in all material respects and are in compliance in all material respects with all applicable laws and regulations.

3.12                           Statements True and Correct.  None of the information supplied or to be supplied by Texas Regional for inclusion in (i) the registration statement and the proxy statement referred to in this Agreement; (ii) any other applications or documents to be filed with the SEC, Nasdaq, the Federal Reserve Board and any other regulatory authority seeking approval or providing notification of the transactions herein described, or (iii) any other filing with any banking, securities regulatory or other authority in connection with the transactions contemplated hereby, will, at the respective times such applications, notices or documents are filed, and, in the case of such registration statement, when it becomes effective, and with respect to such  proxy statement, when first mailed to the stockholders of Valley Mortgage, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.  All information concerning Texas Regional or its subsidiaries, or for which it is responsible, that is included in documents that Texas Regional is responsible for filing with the SEC, Nasdaq or any other regulatory authority in connection with the transactions contemplated hereby will, to the best of Texas Regional’s knowledge, comply in all material respects with the provisions of applicable law and any rules and regulations thereunder.

ARTICLE 4

SPECIAL COVENANTS

4.1                                 Stockholder Approval by Valley Mortgage.  Subsequent to the execution and delivery of this Agreement, and after the Registration Statement (as hereafter described) has been declared effective by the SEC, the Board of Directors of Valley Mortgage agrees to cause Valley Mortgage to submit  this Agreement and the Merger herein described to the stockholders of Valley Mortgage, for their authorization and approval, in accordance with applicable provisions of law.  The Board of Directors of Valley Mortgage agrees to recommend this Agreement and the transactions contemplated thereby to the Valley Mortgage stockholders.

4.2                                 Reports and Proxy Statement Information.  Valley Mortgage agrees to provide any and all information as may be required by Texas Regional for purposes of (i) preparation of any report, including reports on Forms 8-K, 10-Q and 10-K, required by applicable SEC regulations to be filed with the SEC, or required by Texas Regional’s agreements with Nasdaq or required by the rules or regulations of any other governmental or regulatory authority, (ii) preparation of a registration statement for the registration of the Texas Regional Common Stock to be issued in connection with the transaction herein described, (iii) communications with shareholders of Texas Regional pending the Closing, and (iv) preparation of the proxy statement related to obtaining the approval by Valley Mortgage shareholders of the transaction herein described (collectively, the “Valley Mortgage Information”).  Valley Mortgage hereby represents and warrants that the Valley Mortgage Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

4.3                                 Access.  From and after the date of this Agreement, Valley Mortgage shall afford to the officers, employees, attorneys, accountants, agents and other authorized representatives of Texas Regional full and free access to the properties, books, contracts, commitments and records of such party and its subsidiaries, and permit such persons access to the physical facilities of Valley Mortgage, at all reasonable times during usual banking hours, and under Valley Mortgage personnel supervision.  Representatives of Texas Regional shall be furnished with true and complete copies of records and information reasonably requested concerning the affairs of Valley Mortgage.

4.4                                 Environmental Inspection.  Valley Mortgage expressly agrees to supply Texas Regional with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, Valley Mortgage and any premises heretofore used in connection with the operation of such business, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties.  Valley Mortgage agrees to cooperate with any reasonable request of Texas Regional related to site assessment or site review related to any environmental matter or investigation, including making available such personnel of Valley Mortgage as Texas Regional may reasonably request.  At Texas Regional’s discretion, Texas Regional may arrange for one or more independent contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of Valley Mortgage in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards.  Any such test may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests.  Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas Regional may deem reasonably necessary.  Any and all costs of third parties associated with obtaining such information shall be borne equally by Texas Regional and Valley Mortgage.  In the event such tests indicate the presence of Hazardous Material Contamination, the cost of removing such Hazardous Material Contamination shall be paid by Valley Mortgage prior to Closing.  Valley Mortgage shall have effected the clean up of any such Hazardous Material Contamination to the satisfaction of Texas Regional prior to the Closing.

4.5                                 Action by Valley Mortgage Prior to Closing.

4.5.1                        From and after the date of this Agreement until the Closing Date, Valley Mortgage will:

(i)                                     carry on its business in accordance with prudent mortgage brokerage and mortgage banking practices and in substantially the same manner as conducted during the eighteen (18) months immediately preceding the date hereof;

(ii)                                  maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditures outside of the ordinary course of business and not make or commit to make any capital expenditures (whether or not in the ordinary course of business) in excess of an aggregate of $50,000;

(iii)                               maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv)                              perform all of its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

(v)                                 use its best efforts to maintain and preserve its business organization intact, to retain its present officers and employees and to maintain its relationships with customers;

(vi)                              use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

(vii)                           maintain its books of account and records in the usual, regular and orderly manner consistent with generally accepted accounting principles and practices, consistently applied, and prudent banking practices (herein collectively referred to as “GAAP”), and in particular to (a) fully accrue all expenses as required by GAAP, and (b) expense such items as are required to be expensed and not capitalized in accordance with GAAP;

(viii)                        not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities;

(ix)                                not pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person;

(x)                                   not hire any new management personnel, or change the duties or job classifications of any management personnel, or change the amount or rate of compensation of any personnel, without the prior written consent of Texas Regional;

(xi)                                not declare or pay any dividend or make any stock split or purchase or otherwise acquire for value any of its shares;

(xii)                             fully perform, according to the terms thereof, their respective liabilities, debts and obligations, including any liabilities and obligations for borrowed money indebtedness.

(xiii)                          notify Texas Regional in a timely and appropriate manner of, and the Texas Regional Chairman of the Board, Texas State Bank President or other designated officer shall be allowed to attend, all Board of Directors and loan committee meetings;

(xiv)                         provide to Texas Regional all relevant information concerning proposed or anticipated loan transactions and other material contracts, and such transactions shall only be consummated if approved in writing by Texas Regional; and

(xv)                            provide to Texas Regional all relevant information concerning proposed loans in excess of $100,000, if secured, and such loans shall only be made if approved by Texas Regional, provided that there will be no limitation on the origination of residential mortgage loans generated in the ordinary course of business eligible for immediate sale into the secondary market.

4.5.2                        From and after the date of this Agreement and until the Closing Date, Valley Mortgage will not make any changes in its capital structure unless Valley Mortgage first obtains the prior written consent of Texas Regional to the specific proposed transaction.

4.5.3                        From and after the date of this Agreement until the Closing Date, Valley Mortgage covenants that it will not sell or otherwise dispose of any of its real or personal property without the prior written consent of Texas Regional.

4.5.4                        From and after the date of this Agreement until the Closing Date, Valley Mortgage agrees that, other than reasonable, necessary and appropriate expenses incident to this transaction (all of which shall be fully paid or accrued prior to closing), no unusual expenses shall be charged to Valley Mortgage, and no material contracts, and no other obligations outside of the ordinary course of business, shall be entered into or incurred by Valley Mortgage prior to closing without Texas Regional’s prior written consent.

4.5.5                        From and after the date of this Agreement until the Closing Date, Valley Mortgage will not (i) permit any change to be made in the Articles of Incorporation, Certificate of Incorporation, Bylaws or other organizational document of Valley Mortgage, or (ii) take any action described in section 2.11 herein, without the prior written consent of Texas Regional.

4.6                                 Employee Benefits.  Each former Valley Mortgage employee who becomes an employee of Texas Regional or Texas State Bank at the time of Closing (each a “Continuing Employee”) will be given credit for any period of service with Valley Mortgage for purposes of the Texas Regional Employee Stock Ownership Plan (with 401(k) provisions) and therefore will be eligible to participate in such Plan on the same basis as similarly situated employees of other Texas Regional subsidiaries, provided, however, that any compensation base for purposes of determining contributions on such Continuing Employee’s behalf will only include compensation paid by Texas State Bank following the date of Closing.  All such participation shall be subject to the terms of such plans as may be in effect from time to time and this section 4.6 is not intended to give Continuing Employees any rights or privileges superior to those of other employees of Texas Regional subsidiaries.  Texas Regional may terminate or modify the Plan or any other employee benefit plan, in its discretion (subject to applicable limitations provided by law), and

Texas Regional’s obligation under this section 4.6 shall not be deemed or construed to provide duplication of similar benefits.  Each Continuing Employee shall also receive other employee benefits offered by Texas Regional from time to time to other employees of Texas Regional with comparable years of service, including vacation, medical coverage, and dental coverage (if any).

4.7                                 Regulatory Approvals and Registration Statement.  Texas Regional shall file all regulatory applications required in order to consummate the Merger, including but not limited to the necessary applications for any required regulatory approval.  Texas Regional shall keep Valley Mortgage reasonably informed as to the status of such applications.  Texas Regional shall file with the SEC a registration statement (the “Registration Statement”) relating to the shares of Texas Regional Common Stock to be issued to the shareholders of Valley Mortgage pursuant to this Agreement, and shall use its best efforts to cause the Registration Statement to become effective.  Valley Mortgage and its shareholders shall cooperate fully with Texas Regional in connection with the registration of the shares and shall be provided an opportunity to review and provide comments, prior to their filing, on any registration statement prepared in connection with the registration of the shares to be distributed to Valley Mortgage shareholders by Texas Regional in connection with the merger.  Without limiting the foregoing, Valley Mortgage specifically agrees to provide any information Texas Regional or its advisors may require in connection with registration of the shares and Valley Mortgage agrees to use the proxy statement included within the registration statement for purposes of solicitation of proxies in connection with the special meeting of the Valley Mortgage shareholders called to consider the merger transaction.  At the time the Registration Statement becomes effective, the Registration Statement shall comply in all material respects with applicable provisions of the Securities Act of 1933, as amended, and the published rules and regulations thereunder, and shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, and, at the time of mailing thereof to the shareholders of Valley Mortgage, at the time of the shareholders’ meeting of Valley Mortgage and at the Effective Time, the proxy statement/prospectus included as part of the Registration Statement, as amended or supplemented by any amendment or supplement, shall not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not false or misleading.  Texas Regional shall promptly and properly prepare and file at Texas Regional’s expense (i) any application or notification required by Nasdaq to notify Nasdaq of the issuance of shares of Texas Regional Common Stock pursuant to this Agreement, and (ii) any filings required under the  1934 Act relating to the transactions contemplated herein.

4.8                                 Consummation of Agreement.  Texas Regional shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement and to effect the Merger in accordance with the terms and conditions of this Agreement.

4.9                                 Termination of Employment Contracts and Employee Benefit Plans.  Prior to Closing, Valley Mortgage will terminate (without liability or penalty to Valley Mortgage, Texas Regional, any subsidiary of Texas Regional, or any other person or entity, or if there is a liability or penalty, which liability or penalty has been fully accrued and accounted for by Valley Mortgage) any existing employment contracts, employee or contractor severance agreements or policies, salary continuation agreements, deferred compensation and incentive compensation agreements, and other services contracts, and any other contracts with employees (collectively, the “Employment

Contracts”), and any other employee benefit plan, except for those specifically approved for continuation in writing by Texas Regional.  Notwithstanding the foregoing, Valley Mortgage’s existing vacation policy shall continue through the end of calendar year 2004 for existing Valley Mortgage employees, and Valley Mortgage employees shall have no accrued vacation as of January 1, 2005 under the Valley Mortgage vacation policy.  Beginning January 1, 2005, Valley Mortgage employees as of that date will be entitled to vacation based upon Texas Regional’s vacation policy.

4.10                           Confidentiality.   In order to assist each of Texas Regional and Valley Mortgage in evaluating the other and as a part of the preparation for and consummation of the transactions herein described, Texas Regional and Valley Mortgage (each a “Disclosing Party”) may disclose, reveal, or furnish to the other party, or to any person acting on behalf of such Party (collectively, the “Receiving Party”) and its directors, officers, employees, consultants, investment bankers, professional advisors and other representatives or agents (collectively called “Representatives”) either orally, in writing, or by inspection, confidential or proprietary information or documents relating to the business or affairs of the Disclosing Party that would be helpful to the Receiving Party in such discussions and evaluation (such documents and information are herein referred to as “Confidential Information”).  The Confidential Information to be disclosed, revealed, or furnished might include, but is not limited to, financial statements, information regarding securities portfolios, cost and expense data, loan information, employee lists, customer or client lists, marketing and customer data and such other information as has been or may be disclosed, revealed or furnished before or after the date hereof by the Disclosing Party to a Receiving Party or its Representatives.  Confidential Information does not include, however, information which the Receiving Party can show by written document to be or have been (a) generally available to the public other than as a result of a disclosure by Receiving Party or its Representatives, (b) available to the Receiving Party from a person other than the Disclosing Party who, to such Receiving Party’s knowledge, is neither otherwise bound by a confidentiality agreement with the Disclosing Party, or is otherwise prohibited from transmitting the information to the Receiving Party, or (c) known to the Receiving Party prior to its disclosure by the Disclosing Party.  In consideration of the disclosure of the Confidential Information, Texas Regional and Valley Mortgage agree as follow:

(a)                                  No Disclosure.  Except as otherwise described in this paragraph (a) and except as required by law, the Receiving Party will treat the Confidential Information as proprietary and confidential, and (i) will not in any way disclose, reveal, or furnish the Confidential Information to any person or entity other than the Receiving Party’s Representatives and others who are directly participating in the evaluation of the Confidential Information or the evaluation, negotiation, documentation and consummation of the Transaction and related regulatory and securities registration activities, (ii) will not use the Confidential Information for its benefit or for any purpose other than in connection with the evaluation, negotiation, documentation and consummation of the Transaction and related regulatory and securities registration activities, and (iii) will not without the prior written consent of the Disclosing Party, directly or indirectly, in any manner, request, influence, or induce any employee of the Disclosing Party to leave his or her employment with the Disclosing Party, or employ any such employee.  The Receiving Party further agrees (i) to disclose Confidential Information only to its Representatives and others who need to know the Confidential

Information for the purpose of assisting the Receiving Party in evaluating the Disclosing Party or its business or otherwise for purposes related to the transactions herein described, and (ii) that the Receiving Party will use commercially reasonable efforts to cause all of such Representatives to act in accordance herewith and be bound by this Agreement.

(b)                                 Compelled Disclosure.  In the event that the Receiving Party becomes legally compelled to disclose the Confidential Information, or any portion thereof, the Receiving Party will provide the Disclosing Party with prompt notice of any legal actions compelling or seeking to compel disclosure or threats of such action, so that the disclosing party may seek a protective order or other appropriate remedy or waive compliance, with the provisions of this Section 4.12.  In the event that such protective order or other remedy is not obtained or the Disclosing Party waives compliance with the provisions of this Section 4.12, the Receiving Party will furnish or cause to be furnished only that portion of the Confidential Information which it is legally required to furnish, and will exercise its best efforts to obtain reliable assurances that confidential treatment will be accorded the Confidential Information so furnished.  In any event, notwithstanding the foregoing, the Receiving Party shall be entitled to disclose Confidential Information as part of any required applications to regulatory authorities, pursuant to which the Receiving Party is requesting approvals that are required as conditions to the consummation of the transactions herein described.

(c)                                  Return of Confidential Information.  In the event that this Agreement is terminated and the proposed transaction herein described not consummated, each Receiving Party, as soon as practicable thereafter, and upon the Disclosing Party’s request, shall promptly either destroy or deliver to the Disclosing Party any and all Confidential Information, including, without limitation, all copies, summaries, analyses, or extracts thereof or based thereon in the possession of the Receiving Party or the Receiving Party’s Representatives.

4.11                           Public Announcement.  The press release issued to announce the execution hereof, and any subsequent press release shall be prepared and issued by Texas Regional.  Valley Mortgage shall not issue any press release or otherwise make any public statement about the transaction herein described without the express prior written consent of Texas Regional.  Any press release concerning this transaction issued by Texas Regional prior to closing will be subject to the prior review of Valley Mortgage, to the extent reasonably practicable under the circumstances.  If it is not practicable to permit prior review by Valley Mortgage of any such press release, Texas Regional shall nonetheless use its best efforts to provide prompt notification of the issuance of such press release to Valley Mortgage.  Texas Regional shall use reasonable efforts to provide Valley Mortgage an opportunity to review and approve any proposed press release concerning the transactions herein described.  Notwithstanding the foregoing, Texas Regional shall not be required to delay issuance of a press release in providing such opportunity to review and approve, and may, upon the advice of its securities counsel that such disclosure is necessary or advisable under federal securities laws, or otherwise in its discretion for reasonable business purposes, issue any press release it may deem advisable even in the absence of having provided Valley Mortgage an opportunity to review and approve.  If any press release is not made mutually by Texas Regional and Valley Mortgage, Valley Mortgage may issue a separate press release in form acceptable to Texas Regional.

4.12                           Disclosure Letter.  On or before the expiration of ten days from the date of execution hereof, Valley Mortgage covenants to deliver a disclosure letter to Texas Regional describing any matters responsive to any section of this Agreement which refers to the Disclosure Letter (the “Disclosure Letter”).  Any sections of the Disclosure Letter referred to herein for which there are not corresponding sections of the Disclosure Letter as delivered to Texas Regional shall be deemed to be “None” or “Not Applicable” for purposes of the Disclosure Letter and this Agreement.  Prior to Closing, Valley Mortgage shall deliver to Texas Regional an updated Disclosure Letter reflecting any material changes from the information as presented in the original Disclosure Letter that may have occurred since the date of execution hereof. Valley Mortgage will provide any additional information about matters referred to in the Disclosure Letter as may be requested by Texas Regional.  Texas Regional shall be entitled to terminate this Agreement, at its sole election and in its sole discretion, in the event that Texas Regional’s review of the Disclosure Letter and any updated Disclosure Letter indicates any information that has not been previously fully disclosed to Texas Regional in writing.

ARTICLE 5

CONDITIONS TO OBLIGATIONS OF TEXAS REGIONAL

In addition to any other condition herein described as a condition to the obligations of Texas Regional under this Agreement, the obligations of Texas Regional under this Agreement are subject, in the discretion of Texas Regional, to the satisfaction at or prior to the Closing Date of each of the following conditions:

5.1                                 Compliance with Representations and Covenants.  The representations and warranties made by Valley Mortgage in this Agreement shall have been true in all material respects when made and, except for changes as contemplated herein, shall be true in all material respects at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Valley Mortgage shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  Texas Regional shall have been furnished with a certificate, signed by the President of Valley Mortgage in his capacity as such and dated the Closing Date, to the foregoing effect.

5.2                                 Shareholder Approval.  By vote of the requisite percentage of the shareholders of Valley Mortgage, the shareholders shall have approved the transaction at a duly called meeting of the shareholders.  Valley Mortgage shall have delivered to Texas Regional a certificate signed by the President and Secretary of Valley Mortgage in his or her capacity as such, confirming the approval by the requisite vote of the shareholders of Valley Mortgage of the Merger.

5.3                                 Dissenters.  Shareholders holding an aggregate of not greater than five percent (5%) of the issued and outstanding shares of Valley Mortgage shall have exercised dissenters’ rights of appraisal with respect to the transaction, excluding for these purposes shareholders who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters’ rights of appraisal.

5.4                                 Regulatory Approvals.  Texas Regional shall have received approval of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, or in the event that prior approval is not required, Texas Regional shall have received no notice of objection of any regulatory authority to the consummation of the transaction, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding.  It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas Regional may, but shall not be obligated to, answer and defend such contest.

5.5                                 Litigation.  On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transaction contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions or involving any of the assets, properties, business or operations of Valley Mortgage which might result in a Material Adverse Effect on the financial condition, results of operations, business or prospects of Valley Mortgage.  Texas Regional shall have been furnished with a certificate, dated the Closing Date and signed by the President of Valley Mortgage and each of its subsidiaries, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his or her knowledge, threatened.  For purposes of this Agreement, the term “Material Adverse Effect” shall mean any set of circumstances or events which, individually or in the aggregate, would or could constitute or cause a material effect on or to the assets, business, operations, liabilities, profits, prospects, or condition (financial or otherwise) of a person, or on the ability of such person to perform its obligations under this Agreement or any related agreements to which such person is a party, or to consummate the transactions contemplated by this Agreement or any related agreement.

5.6                                 Opinion of Counsel.  Prior to closing, Valley Mortgage shall deliver to Texas Regional the opinion of Valley Mortgage’ counsel, in form and content satisfactory to Texas Regional, to the effect that

(i)                                     Valley Mortgage is a duly organized, validly existing and in good standing as a corporation under the laws of the state of Texas;

(ii)                                  the authorized capital stock of Valley Mortgage consists of 1,000,000 shares of common stock, without par value, of which a total of 411,960 shares are issued and outstanding, which shares have been validly issued, are fully paid and are nonassessable.  To the best knowledge and belief of such counsel, there are no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Valley Mortgage to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, and there are no stock appreciation rights or similar rights outstanding, and no authorization for any of the foregoing has been given;

(iii)                               this Agreement has been duly authorized by all necessary corporate action on the part of Valley Mortgage, its directors and shareholders, and this Agreement constitutes the valid and binding obligation of Valley Mortgage enforceable in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally; and

(iv)                              this Agreement and the consummation of the transaction herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Incorporation or Bylaws of Valley Mortgage, or, to the best knowledge and belief of such counsel, any agreement or instrument to which Valley Mortgage is a party or is bound, or any law, regulation, judgment or order binding on Valley Mortgage.

5.7                                 Due Diligence Review; No Material Adverse Change.  Texas Regional and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of Valley Mortgage during the period from the date hereof to the time of Closing.  Texas Regional shall be entitled to terminate this transaction at its sole option and at any time prior to Closing if as a result of such review Texas Regional in good faith determines that facts, events or circumstances exist which in the exercise of its reasonable judgment could have a Material Adverse Effect on the condition, financial position or business prospects of Valley Mortgage.  No change shall have occurred in the condition, financial position or business prospects of Valley Mortgage which could or would constitute a Material Adverse Effect on such condition, financial position or business prospects.

5.8                                 Consents, Approvals and Estoppel Certificates.  Texas Regional shall have received all such consents, approvals, estoppel certificates and other assurances, in each case in form and content reasonably satisfactory to Texas Regional, from any party to an agreement with Valley Mortgage, or by which Valley Mortgage is bound as a result of an order of any authority, or pursuant to any other legal requirement.  Without limiting the generality of the foregoing, Texas Regional shall have received consents and estoppel certificates from each landlord of Valley Mortgage and from each tenant of any of them, consenting (if Texas Regional deems such consent necessary) to the transfer by operation of law of any outstanding lease or rental agreement, attesting to the validity of each lease to which Valley Mortgage is a party, the fact that no default exists (or which could with the passage of time or notice could exist) under the lease, and providing for such other matters as may be deemed advisable to Texas Regional.

5.9                                 Net Worth; Dividends.

5.9.1                        The net worth of Valley Mortgage, calculated in accordance with applicable regulatory requirements, shall be not less than $5,700,000, after accounting for the costs and expenses incurred by Valley Mortgage contemplated hereby or incurred in anticipation of the consummation of the transactions herein described.  The obligations of Texas Regional shall be conditioned upon receipt of financial statements as of immediately preceding the Closing (or other date acceptable to both Texas Regional and Valley Mortgage), prepared in accordance with generally accepted accounting principles consistently applied (after marking the entire investment portfolio to market), of Valley Mortgage, reflecting confirmation of the foregoing and that there have been no changes in the financial condition of Valley Mortgage constituting (or that in Texas Regional’s reasonable judgment could result in) a Material Adverse Effect on such financial condition, and no such changes shall occur prior to closing.  In the event that the net worth requirement of this paragraph is not met, Texas Regional at its sole election shall be entitled to either waive the net worth requirement or reduce the Per Share Stock Consideration and the Per Share Cash Consideration on a pro rata basis; that is, based on the product of the amount of the deficit multiplied by the same proportion that the purchase price bears to the required net worth.  The reduction in the purchase price shall be divided between cash and stock based on the following:  the aggregate amount of cash shall be reduced by one-half of such amount and the number of shares shall be reduced by one-half of such amount divided by $46.06 per share (which is the same average price as used to determine the total shares to be issued in the merger transaction).  In the event the net worth requirement requires a reduction in sales price and Texas Regional elects to enforce this requirement, Valley Mortgage reserves the option to terminate this agreement.  No penalties will be assessed against Valley Mortgage other than Valley Mortgage agrees to reimburse Texas Regional for all out-of-pocket expenses incurred in connection with this transaction if terminated.

5.9.2                        Valley Mortgage shall not pay any dividends or make any distributions in respect of its capital stock prior to closing.

5.9.3                        For purposes of this Agreement, the term “net worth” as of any measurement date shall mean the sum of common stock, surplus, accumulated other comprehensive income or loss and retained earnings, less the cost of any treasury stock, of Valley Mortgage, as determined in accordance with generally accepted accounting principles on a consolidated basis. Without limiting the generality of the foregoing, the reserve for loan losses at the time of closing shall be adequate in all material respects (in the sole discretion of Texas Regional), including coverage for loans in the portfolio and any potential liability for loans sold to third parties for which Valley Mortgage has any continuing liability or responsibility.

5.10                           Expenses and Termination of Certain Agreements.

5.10.1                  All costs and expenses of Valley Mortgage related to the consummation of the transactions herein described shall be fully paid or accrued by Valley Mortgage prior to closing.

5.10.2                  Without limiting the generality of the foregoing, all of Valley Mortgage’s employment contracts, employee or contractor severance agreements or policies, incentive compensation arrangements, and other services contracts shall be terminated by Valley Mortgage prior to closing on a date to be coordinated with Texas Regional, except for those contracts that have been approved for continuation in writing by Texas Regional prior to Closing.  All costs and expenses related to such terminations shall also be fully paid or accrued by Valley Mortgage prior to closing.

5.11                           Declaration of Effectiveness of Registration Statement and Other Approvals.  The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Common Stock are to be issued to shareholders of Valley Mortgage, and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.  Any action required to be taken by Nasdaq to qualify or otherwise approve all such shares for trading on the National Market System shall have been received.

ARTICLE 6

CONDITIONS TO OBLIGATIONS OF VALLEY MORTGAGE

The obligations of Valley Mortgage under this Agreement are subject, in the discretion of Valley Mortgage, to the satisfaction at or prior to the Closing Date, of each of the following conditions:

6.1                                 Compliance with Representations and Covenants.  The representations and warranties made by Texas Regional in this Agreement shall have been true in all material respects when made and, except as may otherwise be contemplated or permitted herein, shall be true in all material respects as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas Regional shall have performed or complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.  Valley Mortgage shall have been furnished with a certificate dated the Closing Date, signed by the President of Texas Regional, in his capacity as such, to the foregoing effect.

6.2                                 Shareholder Approval.  The shareholders of Valley Mortgage shall have approved the Merger at a duly called meeting of the shareholders.

6.3                                 Regulatory Approvals.  Texas Regional shall have received approval of the transactions contemplated by this Agreement from all necessary governmental agencies and authorities, or in the event that prior approval is not required, Texas Regional shall have received no notice of objection of any regulatory authority to the consummation of the transaction, including the Texas Banking Department and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding.

6.4                                 Litigation.  On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or which might result in divestiture, rescission or damages in connection with such transactions, and Valley Mortgage shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas Regional, in his capacity as such, to the effect that no litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

6.5                                 Declaration of Effectiveness of Registration Statement.  The SEC shall have declared effective the registration statement for registration of the transaction pursuant to which shares of Texas Regional Common Stock are to be issued to shareholders of Valley Mortgage and there shall be no order or action pending or threatened to withdraw such declaration or to prohibit or otherwise restrict the issuance of such shares, and any and all such actions as Texas Regional may deem necessary or advisable shall have been taken to cause the qualification or registration, by notification or otherwise, of the transaction or the shares in any state in which such qualification or registration is deemed necessary by Texas Regional.

ARTICLE 7

CLOSING OBLIGATIONS

7.1                                 Texas Regional Obligations.  At the Closing, Texas Regional shall deliver the following:

7.1.1                        Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the merger of Valley Mortgage and New Valley Mortgage;

7.1.2                        Officer’s Certificate, including an incumbency certification and further certifying as to the existence and good standing of the Texas Regional, the accuracy of all representations and warranties of Texas Regional, the approval by the Board of Directors of Texas Regional and New Valley Mortgage of resolutions authorizing and approving the merger transaction;

7.1.3                        Certificates of Existence of each of Texas Regional (issued by the Secretary of State of Texas), New Valley Mortgage (issued by the Secretary of State of Texas) and Texas State Bank (issued by the Texas Department of Banking) in each case dated as of a date not more than fifteen days prior to the Closing;

7.1.4                        Certificate of Good Standing of each of Texas Regional, New Valley Mortgage and Texas State Bank (issued by the Texas Comptroller of Public Accounts), in each case dated as of a date not more than fifteen days prior to the Closing;

7.1.5                        Such other documents, certificates, and other items as may be required to be delivered by Texas Regional pursuant to the terms of this

Agreement or as may be reasonably requested by Valley Mortgage to consummate the transaction herein described.

7.2                                 Valley Mortgage Obligations.  At the Closing, Valley Mortgage shall deliver the following to Texas Regional:

7.2.1                        Articles of Merger in the form required to be delivered for filing with the Secretary of State of Texas, pursuant to applicable provisions of Texas law, providing for the merger of Valley Mortgage and New Valley Mortgage.

7.2.2                        Officer’s Certificate of Valley Mortgage, including an incumbency certification, certifying as to the existence and good standing of each entity, the accuracy of all representations and warranties of Valley Mortgage, and the approval by the Board of Directors and shareholders of Valley Mortgage, in each case authorizing and approving the transaction.

7.2.3                        Certificate of Existence of Valley Mortgage (issued by the Secretary of State of Texas) dated as of a date not more than fifteen days prior to the Closing;

7.2.4                        Certificate of Good Standing of Valley Mortgage (issued by the Texas Comptroller of Public Accounts), dated as of a date not more than fifteen days prior to the Closing;

7.2.5                        An opinion of Valley Mortgage’ counsel in form and substance required by this Agreement and otherwise acceptable to Texas Regional; and

7.2.6                        Such other documents, certificates, and other items as may be required to be delivered by Valley Mortgage pursuant to the terms of this Agreement or as may be reasonably requested by Texas Regional to consummate the transaction herein described.

7.3                                 Transmittal Materials.  Provided that Valley Mortgage has provided shareholder and other information in the required form at or prior to the time requested by Texas Regional, letters of transmittal and accompanying instructions will be mailed by Texas Regional or Texas Regional’s transfer agent to shareholders of record of Valley Mortgage within five (5) business days following the closing.

ARTICLE 8

MISCELLANEOUS

8.1                                 Brokers.  Texas Regional and Valley Mortgage agree that no broker or finder has in any way brought the parties together or been instrumental in the making of this Agreement, and that no person has any lawful claim for any commission, brokerage or finder’s fee with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and any third person, whether express or implied from the actions of such party. Texas Regional will not be responsible for any brokerage or finders fees and will be indemnified by the Valley Mortgage shareholders from any liability for brokerage or finders fees in connection with the transactions.

8.2                                 Expenses.

8.2.1                        The shareholders of Valley Mortgage shall bear and be responsible for personal expenses which they may incur in connection with the transaction contemplated hereby, and no part of such personal expenses shall be borne by Valley Mortgage or Texas Regional.  Valley Mortgage shall bear and be responsible for its own attorney’s fees and other expenses, including the cost of soliciting proxies and conducting the shareholders’ meeting called to consider the merger transactions (all of which must be reasonable in amount and all of which shall be fully paid or accrued prior to closing).

8.2.2                        Texas Regional shall bear and be responsible for its own attorney’s fees and other expenses in connection with the evaluation of the transaction described herein and in connection with the consummation of the transactions contemplated hereby, except as otherwise provided herein.

8.3                                 Notices.  Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, or one day following the date of delivery to nationally-recognized overnight courier service for next business morning delivery, with service fees paid by the sender, addressed to the party to whom such notice is to be sent at the following addresses:

If to Texas Regional, then to:

Texas Regional Bancshares, Inc.

3900 North 10th Street, 11th Floor

McAllen, Texas 78501

Attention:  Mr. Glen E. Roney

Chairman of the Board

with a copy to:

William A. Rogers, Jr.

Rogers & Whitley, L.L.P.

2210 San Gabriel

Austin, Texas  78705

If to Valley Mortgage or the Principal Shareholders, then to:

Valley Mortgage Company, Inc.

P.O. Box 2707

McAllen, Texas 78502-2707

Attention:  Mr. Paul Schwab,

President

8.4                                 Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent required by section 8.10, the directors, officers, and the Principal Shareholders, but shall not be assigned by any party without the prior written consent of the other party.

8.5                                 Article and Other Headings.  Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6                                 Entire Agreement.  This Agreement embodies the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior arrangements, understandings, agreements or covenants between the parties.  This Agreement may only be modified by an instrument in writing executed by both Texas Regional and Valley Mortgage.

8.7                                 Waivers.  Texas Regional or Valley Mortgage may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

8.8                                 Governing Law.  This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

8.9                                 Counterparts.  This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

8.10                           Principal Shareholders of Valley Mortgage.  Contemporaneously with the execution and delivery hereof, each Principal Shareholder is executing and delivering to Texas Regional a Shareholders Agreement and Irrevocable Proxy in the form attached hereto as Annex B and an Election Form in the form of Annex C.  The execution by each of the Principal Shareholders of Valley Mortgage of the Shareholders Agreement and Irrevocable Proxy and the Election Form is a material consideration to Texas Regional, inducing Texas Regional to execute this Agreement and but for the execution of the Shareholders Agreement and Irrevocable Proxy and the Election Form by each of the Principal Shareholders Texas Regional would not execute this Agreement.  Pursuant to the Shareholders Agreement and Irrevocable Proxy, each Principal Shareholder that is a director or executive officer of Valley Mortgage further acknowledges and agrees that he will be subject to Rule 145 promulgated by the SEC under the 1933 Act, and each agrees not to transfer any Texas Regional stock received by such shareholder in the Merger except in compliance with applicable provisions of the 1933 Act, the 1934 Act and applicable rules and regulations promulgated thereunder, including Rule 145 and applicable provisions of Rule 144.  The obligations of the Principal Shareholders described in this paragraph shall survive the closing of the transactions described in this Agreement.

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signature lines follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

TEXAS REGIONAL BANCSHARES, INC.

ATTEST:	By:	/s/ G.E. Roney
Glen E. Roney,
Chairman of the Board
and President
/s/ Carolyn Joyner
Secretary

VALLEY MORTGAGE COMPANY, INC.

ATTEST:	By:	/s/ Paul Schwab
Paul Schwab,
President

/s/ W. D. Moschel
Secretary